Exhibit 99.1

LendingTree Acquires CompareCards
LendingTree expands online presence in credit cards with a leading credit card comparison shopping platform

CHARLOTTE, N.C., (November 16, 2016) - LendingTree, Inc. (NASDAQ: TREE) announced today that it has acquired Iron Horse Holdings, LLC, which does business under the name CompareCards. CompareCards is a leading online source for side-by-side credit card comparison, comprehensive credit education and credit health management. CompareCards provides consumers with one centralized location for pertinent credit card information needed to find the best card for their needs.

"CompareCards has an established reputation as a leader in the online credit card comparison industry with solid issuer relationships and un-matched expertise in credit card search engine marketing,” said Doug Lebda, founder and CEO of LendingTree. “We continue to execute on our strategy, leveraging LendingTree’s brand and industry-leading position to further diversify and expand in other financial service categories. We strongly believe that Compare Cards’ technology platform, established issuer relationships and expert industry knowledge will accelerate our growth and further expand our presence in the online credit card comparison shopping industry.”
"We are very pleased to join the LendingTree team and excited about our future together," said Chris Mettler, Founder and President of CompareCards. “We are confident that our core competencies, particularly as it relates to consumers with prime credit, will enhance LendingTree’s ability to capture meaningful market share in the credit card vertical.”
The equity purchase has a possible total consideration of $130 million, which consists of $85 million in cash at closing (to be adjusted for working capital and transaction expenses), and contingent consideration payments of up to $22.5 million in each of 2017 and 2018, subject to achieving specified growth targets.
Key Financial Metrics

For the nine months ended September 30, 2016, CompareCards delivered:

•	Revenue: $54.1 million

•	EBITDA: $11.3 million

“We are particularly excited about the accelerating profitability of CompareCards in 2016, driven by sustainable technology and breakthrough marketing performance,” said Gabe Dalporto, Chief Financial Officer of LendingTree. “We’ve been extremely disciplined in our M&A methodology, focusing on identifying strategic and affordable acquisitions opportunities. This acquisition continues our diversification strategy, and giving effect to the acquisition as if it occurred at the beginning of the year, results in pro forma non-mortgage revenue of 51 percent of total for the nine months ended September 30, 2016. We believe that CompareCards’ consistent, high-quality traffic, talented team and highly-regarded reputation will be complementary to our business, and we’re confident that this transaction will be significantly and immediately accretive to LendingTree. We will provide updated 2017 guidance at our Investor Day on December 13th.”
LendingTree will host a conference call to discuss the transaction and answer analysts’ questions on November 17, 2016 at 8:30 AM Eastern Time (ET). Those interested in accessing the toll-free call may dial (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. A live audiocast will be available to the public and can be accessed via LendingTree’s investor relations website at http://investors.lendingtree.com.
Vista Point Advisors, a San Francisco based boutique investment bank, acted as the exclusive financial advisor to CompareCards.

About CompareCards:

CompareCards’ mission is to help people make smarter, more informed, healthier financial decisions based on deeper knowledge of financial offers. Each month, over 1.5 million visitors come to CompareCards’ website to independently compare credit cards side-by-side and choose a credit card based on interest rate, reward benefit, cost savings, and other factors that are important to each consumer. CompareCards provides easy-to-use, objective tools and educational resources that help consumers do everything from making credit card comparisons and managing their credit health to helping children in primary, middle, and high school learn how to make wise financial decisions. For more information, please visit www.comparecards.com.
Iron Horse Holdings, LLC is based in Charleston, South Carolina and also has an office in the greater Chicago area.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs.  LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings.  Since its inception, LendingTree has facilitated more than 55 million loan requests.  LendingTree provides access to its network of over 400 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, as amended. Those statements include statements regarding the intent, belief or current expectations or anticipations of the Company and members of its management team regarding the expected benefits to the Company of the acquisition of CompareCards, including expected growth in the Company’s credit cards business, earnings accretion and potential synergies. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the retention of key employees of CompareCards and the ability of the Company to successfully integrate CompareCards to achieve expected benefits; accounting rules related to contingent consideration that could materially affect earnings in future periods; adverse conditions in the economy affecting credit card issuers and their willingness to issue new credit; the willingness or interest of credit card issuers and other advertisers in the business verticals in which we or CompareCards operate to advertise on our or CompareCard's websites or mobile applications; changes in application approval rates by credit card issuer customers; increased competition and its effect on our or CompareCards's website traffic, click-through rates, advertising rates, margins, and market share ability to provide competitive service to credit card issuers and to consumers using CompareCards’ and the Company’s online offerings and other platforms; ability to maintain brand recognition for both the Company and CompareCards and to effectively leverage the LendingTree brand with the CompareCards brand; ability to develop new products and services and enhance existing ones; competition; risks associated with the Company’s ongoing litigation with NextAdvisor including the effect of the preliminary injunction obtained by NextAdvisor on a portion of the acquired CompareCards business; the potential effects of existing and new laws, rules or regulations; failure to maintain the integrity of systems and infrastructure through integration; assumed liabilities associated with CompareCards’ historical operations, including as a result of privacy regulations or data breaches; and failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights. These and additional factors to be considered are set forth under "Risk Factors" in the Company's Annual Report on Form 10-K for the period ended December 31, 2015, in its quarterly report on Form 10-Q for the period ended September

30, 2016 and in its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294
Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208